UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 26, 2018
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2018 Annual Meeting of Shareholders of Sensient Technologies Corporation (the “Company”), held on April 26, 2018, the following actions were taken:

The following Directors were each elected for a one-year term of office:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Hank Brown	38,171,318	175,361	180,251	1,583,858
Dr. Joseph Carleone	38,280,179	87,925	158,826	1,583,858
Edward H. Cichurski	38,273,668	96,520	156,742	1,583,858
Dr. Mario Ferruzzi	38,304,376	63,470	159,083	1,583,858
Dr. Donald W. Landry	38,178,044	163,854	185,031	1,583,858
Paul Manning	37,813,476	519,777	193,677	1,583,858
Deborah McKeithan-Gebhardt	38,269,528	69,085	188,316	1,583,858
Scott C. Morrison	38,287,778	73,031	166,121	1,583,858
Dr. Elaine R. Wedral	38,240,247	121,526	165,156	1,583,858
Essie Whitelaw	37,021,202	1,339,167	166,561	1,583,858

The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 37,838,318 shares voted for, 488,255 shares voted against, 200,357 shares abstaining, and 1,583,858 broker non-votes.

The shareholders also approved a proposal by the Board of Directors to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2018. The shareholders cast 39,824,553 votes in favor of this proposal, 143,522 votes against, and there were 142,712 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John J. Manning

Name:	John J. Manning

Title:	Vice President, General Counsel and Secretary

Date:	April 30, 2018